SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11760 U.S. Highway One Suite 500 North Palm Beach, Florida	33408
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (561) 630-2400

Section 8 - Other Events

Item 8.01 Other.

On January 28, 2005, Bankrate, Inc. (“Bankrate”) renewed its interactive services agreement (the “Agreement”) with America Online, Inc. (“AOL”), extending the relationship between Bankrate and AOL that has been in place since 1996. The renewal period, effective January 1, 2005, runs for one year through December 31, 2005. Pursuant to the Agreement, AOL will continue to feature Bankrate’s interest rate tables and editorial content on its real estate and personal finance pages. Bankrate’s editorial content will also be regularly featured on AOL’s careers and auto channels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: February 25, 2005	by:	/s/ Robert J. DeFranco
Robert J. DeFranco
Senior Vice President Chief Financial Officer